UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2016
____________________

IMATION CORP.
(Exact name of registrant as specified in its charter)
____________________

Delaware	1-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Imation Way, Oakdale, Minnesota 55128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (651) 704-4000

Not Applicable
(Former name or former address, if changed since last report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 16, 2016, Imation Corp. (the “Company”) received a written notice from NYSE Regulation, Inc. (the “Notice”) stating that the Company is not in compliance with the continued listing standards set forth in Section 802.01C of the Listed Company Manual of the New York Stock Exchange (the “NYSE”), which requires the average closing price of the Company’s common stock to be not less than $1.00 over a consecutive 30 trading-day period. In accordance with NYSE rules, the Company intends to notify the NYSE on or before March 1, 2016 of its intent to cure the deficiency identified in the Notice.

The Notice states that Company must bring its share price and average share price back above $1.00 by six months following receipt of the Notice. The Company can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the cure period the closing share price of the Company’s common stock is at least $1.00 and the average closing share price of the Company’s common stock is at least $1.00 over the 30 trading-day period ending on the last trading day of that month. In the event that at the expiration of the six-month cure period, both a $1.00 closing share price on the last trading day of the cure period and a $1.00 average closing share price over the 30 trading-day period ending on the last trading day of the cure period are not attained, the NYSE will commence suspension and delisting procedures with respect to the Company’s common stock. Separately, if the Company determines that, if necessary, it will cure the price condition by taking an action that will require approval of its shareholders, it must so inform the NYSE in the notification due on or before March 1, 2016, must obtain the shareholder approval by no later than the Company’s next annual meeting, and must implement the action promptly thereafter. The price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above the level for at least the following 30 trading days.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during the applicable cure period, subject to the Company’s compliance with the NYSE’s other applicable continued listing standards, but will continue to be assigned a “.BC” indicator by the NYSE to signify that the Company is below compliance with the NYSE’s continued listing standards. The “.BC” indicator will be removed at such time as the Company is deemed compliant with the NYSE’s continued listing standards.

As required under the NYSE rules, on February 19, 2016, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 19, 2016, announcing the Company’s receipt of the Notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMATION CORP.
(REGISTRANT)

Dated: February 19, 2016	By:	/s/ Barry L. Kasoff
Name: Barry L. Kasoff
Title: Chief Restructuring Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 19, 2016, announcing the Company’s receipt of the Notice.